WADDELL & REED ADVISORS FIXED INCOME FUNDS, INC.

EX-99.B-77Q1

SUB-ITEM 77Q1(a): Amendments to Registrant's Charter.

Amendment to Charter, effective December 21, 2007, was filed by EDGAR on January 28, 2008 as Ex-99.B(a)fiartsup to Post-Effective Amendment No. 37 to the Registration Statement on Form N-1A, and is incorporated by reference herein.